UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________
Form 8-K/A
____________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 31, 2007
Waste Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-25955 (Commission File Number)	01-0780204 (IRS Employer Identification No.)
1122 International Blvd., Suite 601, Burlington, Ontario, Canada L7L 6Z8
(Address of principal executive offices)          (Zip Code)
Registrant’s telephone number, including area code (905) 319-1237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
Item 9.01 Financial Statements and Exhibits
SIGNATURE
Ex-23.1 Consent of Crowe Chizek and Company LLC
Ex-99.1 Combined financial statements of South Florida Market
Ex-99.2 Unaudited pro forma condensed consolidated statement of operations

Explanatory Note
     This amendment on Form 8-K/A is being filed to amend Item 2.01 of the Form 8-K Waste Services, Inc. filed with the Securities and Exchange Commission on April 3, 2007. This amendment does not reflect events occurring after the filing of the original reports and does not modify or update the disclosures therein in any way other than as required to reflect the audited financial statements for the year ended December 31, 2006.
Section 2 — Financial Information
Item 2.01 Completion of Acquisition or Disposition of Assets.
     In March 2007 we completed transactions to acquire Allied Waste Industries, Inc’s. (“Allied Waste”) South Florida operations and to sell our Arizona operations to Allied Waste. The South Florida operations consist of a collection company, a transfer station and a materials recovery facility, all providing service to Miami-Dade County. The total purchase price of Allied Waste’s South Florida operations was $67.9 million and consisted of $15.4 million in cash and $52.5 million through the sale of our Arizona operations to Allied Waste.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

The combined financial statements of South Florida Market (Divisions of Allied Waste Industries, Inc.) as of and for the year ended December 31, 2006 are incorporated herein by reference from Exhibit 99.1 to this Current Report.

(b)	Pro forma financial information.

The unaudited pro forma condensed consolidated financial statements of Waste Services, Inc. as of and for the year ended December 31, 2006 are incorporated herein by reference from Exhibit 99.2 to this Current Report.

(d)	Exhibits

23.1	Consent of Crowe Chizek and Company LLC

99.1	Combined financial statements of South Florida Market (Divisions of Allied Waste Industries, Inc.) as of and for the year ended December 31, 2006.

99.2	Unaudited pro forma condensed consolidated statement of operations of Waste Services, Inc. for the year ended December 31, 2006.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASTE SERVICES, INC.
By:	/s/ Ivan R. Cairns
Ivan R. Cairns
Executive Vice President and General Counsel Date: May 31, 2007